Exhibit 99.1

Hertz Global Holdings Reports
Second Quarter 2018 Financial Results

ESTERO, Fla, August 6, 2018 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its second quarter 2018.

Second Quarter 2018 Compared to Second Quarter 2017:

•	Total revenue increased 7%

•	Net loss improved by 60%

•	Adjusted Corporate EBITDA improved by $58 million

•	Highest Q2 U.S. RAC segment revenues since 2014

•	Improved trend in U.S. RAC per unit fleet costs continue

“In the second quarter, we generated growth across every business segment with higher year-over-year revenue and Adjusted Corporate EBITDA. In the U.S., our turnaround initiatives are bearing fruit as a result of effective strategies, experienced leaders, and critical investments in fleet, marketing and our retail operations,” said Kathryn V. Marinello, president and chief executive officer of Hertz. “At the same time, we’re developing and testing new technology platforms with the future in mind. The successful launch of those systems in the second half of 2019 will further support our strategy to sustainably grow revenue, improve productivity and drive innovation over the long term.”
For the second quarter 2018, total revenues were $2.4 billion, a 7% increase versus the second quarter 2017. Loss before income taxes for the second quarter 2018 was $86 million versus a loss of $245 million in the same period last year. Second quarter 2018 net loss was $63 million, or $0.75 loss per diluted share compared with a net loss of $158 million during the second quarter 2017, or $1.90 loss per diluted share. The Company reported adjusted net loss for the second quarter 2018 of $16 million, or $0.19 per adjusted diluted loss per share, compared with adjusted net loss of $52 million, or $0.63 adjusted diluted loss per share, for the same period last year. Adjusted Corporate EBITDA for the second quarter 2018 was $93 million, compared to $35 million in the same period last year.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total Revenues	$1,628	$1,519	7%
Depreciation of revenue earning vehicles and lease charges, net	$447	$524	(15)%
Income (loss) before income taxes	$10	$(146)	NM

Adjusted pre-tax income (loss)	$24	$(37)	NM
Adjusted pre-tax margin	1%	(2)%	NM

Adjusted Corporate EBITDA	$18	$(22)	NM
Adjusted Corporate EBITDA margin	1%	(1)%	NM

Average vehicles	523,000	495,000	6%
Vehicle utilization	81%	80%	100	bps
Transaction days (in thousands)	38,747	36,233	7%
Total RPD (in whole dollars)	$41.37	$41.26	—%
Total RPU per month (in whole dollars)	$1,022	$1,007	1%
Net depreciation per unit per month (in whole dollars)	$285	$353	(19)%
NM - Not Meaningful

Total U.S. RAC revenues increased 7% versus the prior year quarter as a result of increased volume both on and off airport. Excluding rentals to transportation network companies ("TNC"), volume increased 5%. Total RPD was flat but time and mileage pricing, which excludes revenue from value-added services, increased 3%.

Vehicle utilization improved by 100 basis points to 81% due to efficient fleet management. Vehicle capacity increased 3%, excluding fleet specifically dedicated to TNC rentals. Monthly net per unit vehicle depreciation expense decreased 19% to $285 driven by favorable residual values and strategic fleet management.

Direct vehicle operating ("DOE") and selling, general and administrative expenses as a percentage of total revenues for U.S. RAC was 70% for the second quarter of 2018 compared to 67% for the second quarter of 2017. Increases in DOE expense primarily reflect the impact of higher rental volume and incremental investments related to the Company’s transformation initiatives.

Revenue growth coupled with a decrease in monthly depreciation per unit expenses supported an improvement in Adjusted Corporate EBITDA for the segment in the second quarter, despite higher expenses associated with the Company’s operating turnaround initiatives and increased vehicle interest expense due to rising interest rates.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total Revenues	$589	$543	8%
Depreciation of revenue earning vehicles and lease charges, net	$112	$100	12%
Income (loss) before income taxes	$50	$43	16%

Adjusted pre-tax income (loss)	$74	$56	32%
Adjusted pre-tax margin	13%	10%	230	bps

Adjusted Corporate EBITDA	$81	$63	29%
Adjusted Corporate EBITDA margin	14%	12%	220	bps

Average vehicles	187,300	186,100	1%
Vehicle utilization	78%	78%	(60)	bps
Transaction days (in thousands)	13,225	13,235	—%
Total RPD (in whole dollars)	$44.61	$43.67	2%
Total RPU per month (in whole dollars)	$1,050	$1,035	1%
Net depreciation per unit per month (in whole dollars)	$199	$192	4%

The Company’s International RAC segment revenues increased 8%, and increased 2% when excluding the impact of foreign currency. Total RPD increased 2% on volume that was consistent with prior year. Excluding the impact of the Company's operations in Brazil, which was sold in August 2017, Total RPD was flat and transaction days increased 4% due to strength in commercial and multi-month volume.

Monthly net per unit vehicle depreciation expense increased 4%, or 1% excluding Brazil.

DOE and selling, general and administrative expenses as a percentage of total revenues for International RAC was 65% for the second quarter of 2018 compared to 69% for the second quarter of 2017. DOE was flat year over year, but excluding the impact of foreign currency decreased $21 million primarily due to a decrease in insurance liability expenses.

Adjusted Corporate EBITDA for International RAC improved 29% compared with a year ago.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions)	2018	2017
Total Revenues	$172	$162	6%
Depreciation of revenue earning vehicles and lease charges, net	$128	$119	8%
Income (loss) before income taxes	$21	$16	31%

Adjusted pre-tax income (loss)	$24	$19	26%
Adjusted pre-tax margin	14%	12%	220	bps

Adjusted Corporate EBITDA	$21	$17	24%
Adjusted Corporate EBITDA margin	12%	10%	170	bps

Average vehicles - Donlen	187,600	206,200	(9)%

All Other Operations is primarily comprised of the Company's Donlen leasing operations. A 4% growth in units under lease, as well as a richer mix of vehicles, resulted in increased revenues and depreciation expense. Average vehicles decreased as a result of a reduction in non-lease units in Donlen's maintenance management programs.

(1)
Adjusted pre-tax income (loss), adjusted pre-tax margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU per month and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s second quarter 2018 live webcast discussion will be held on August 7, 2018, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 288-8961 and providing passcode 452287.  Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (800) 475-6701 with pass code 452287.

The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Company's website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results, reconciliations of non-GAAP measures to their most comparable GAAP measure and key metrics. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures and key metrics to investors and additional purposes for which management uses such measures.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen

Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition and a coordinated and comprehensive branding and portfolio strategy; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities and the Letter of Credit Facility, its outstanding unsecured Senior Notes, its outstanding Senior Second Priority Secured Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the

Company's ability to successfully implement its information technology and finance transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,		As a Percentage of Total Revenues		Six Months Ended June 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2018	2017	2018	2017	2018	2017	2018	2017
Total revenues	$2,389	$2,224	100%	100%	$4,452	$4,140	100%	100%
Expenses:
Direct vehicle and operating	1,349	1,255	56%	56%	2,585	2,387	58%	58%
Depreciation of revenue earning vehicles and lease charges, net	687	743	29%	33%	1,348	1,444	30%	35%
Selling, general and administrative	265	223	11%	10%	498	442	11%	11%
Interest expense, net:
Vehicle	127	82	5%	4%	221	153	5%	4%
Non-vehicle	73	76	3%	3%	146	136	3%	3%
Total interest expense, net	200	158	8%	7%	367	289	8%	7%
Intangible asset impairments	—	86	—%	4%	—	86	—%	2%
Other (income) expense, net	(26)	4	(1)%	—%	(29)	31	(1)%	1%
Total expenses	2,475	2,469	104%	111%	4,769	4,679	107%	113%
Income (loss) before income taxes	(86)	(245)	(4)%	(11)%	(317)	(539)	(7)%	(13)%
Income tax (provision) benefit	23	87	1%	4%	52	158	1%	4%
Net Income (loss)	$(63)	$(158)	(3)%	(7)%	$(265)	$(381)	(6)%	(9)%
Weighted average number of shares outstanding:
Basic	84	83			83	83
Diluted	84	83			83	83
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share	$(0.75)	$(1.90)			$(3.19)	$(4.59)
Diluted earnings (loss) per share	$(0.75)	$(1.90)			$(3.19)	$(4.59)

Adjusted pre-tax income (loss)(a)	$(21)	$(82)			$(197)	$(295)
Adjusted net income (loss)(a)	$(16)	$(52)			$(148)	$(186)
Adjusted earnings (loss) per share(a)	$(0.19)	$(0.63)			$(1.78)	$(2.24)
Adjusted Corporate EBITDA(a)	$93	$35			$33	$(75)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	June 30, 2018	December 31, 2017
Cash and cash equivalents	$685	$1,072
Total restricted cash	236	432
Revenue earning vehicles, net:
U.S. Rental Car	9,797	7,761
International Rental Car	3,162	2,153
All Other Operations	1,458	1,422
Total revenue earning vehicles, net	14,417	11,336
Total assets	22,771	20,058
Total debt	17,364	14,865
Net vehicle debt(a)	12,772	10,079
Net non-vehicle debt(a)	3,782	3,402
Total stockholders' equity	1,069	1,520

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Six Months Ended June 30,
(In millions)	2018	2017
Cash flows provided by (used in):
Operating activities	$942	$963
Investing activities	(4,055)	(2,940)
Financing activities	2,540	3,069
Effect of exchange rate changes	(10)	17
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents(a)	$(583)	$1,109

Fleet growth(b)	$110	$(46)
Adjusted free cash flow(b)	$(326)	$(566)

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2018 and applied retrospectively, the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents are required to be presented in the statement of cash flows. Previously only changes in total cash and cash equivalents were presented in the statement of cash flows. As a result, for the six months ended June 30, 2017, the net change in cash, cash equivalents, restricted cash and restricted cash equivalents increased by $784 million.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
	2018	2017			2018	2017
U.S. RAC
Transaction days (in thousands)	38,747	36,233	7%		72,949	68,545	6%
Total RPD(a)	$41.37	$41.26	—%		$41.17	$41.23	—%
Total RPU per month(a)	$1,022	$1,007	1%		$999	$968	3%
Average vehicles	523,000	495,000	6%		500,800	486,500	3%
Vehicle utilization(a)	81%	80%	100	bps	80%	78%	260	bps
Net depreciation per unit per month(a)	$285	$353	(19)%		$293	$351	(17)%
Percentage of program vehicles at period end	13%	11%	220	bps	13%	11%	220	bps
Adjusted pre-tax income (loss) (in millions)(b)	$24	$(37)	NM		$(24)	$(152)	(84)%

International RAC
Transaction days (in thousands)	13,225	13,235	—%		23,199	23,419	(1)%
Total RPD(a)	$44.61	$43.67	2%		$45.09	$43.55	4%
Total RPU per month(a)	$1,050	$1,035	1%		$1,038	$1,010	3%
Average vehicles	187,300	186,100	1%		168,000	168,300	—%
Vehicle utilization(a)	78%	78%	(60)	bps	76%	77%	(60)	bps
Net depreciation per unit per month(a)	$199	$192	4%		$209	$197	6%
Percentage of program vehicles at period end	51%	46%	480	bps	51%	46%	480	bps
Adjusted pre-tax income (loss) (in millions)(b)	$74	$56	32%		$69	$52	33%

All Other Operations
Average vehicles — Donlen	187,600	206,200	(9)%		189,600	206,900	(8)%
Adjusted pre-tax income (loss) (in millions)(b)	$24	$19	26%		$47	$39	21%
NM - Not meaningful

(a)	See the accompanying calculations of this key metric in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended June 30, 2018					Three Months Ended June 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,628	$589	$172	$—	$2,389	$1,519	$543	$162	$—	$2,224
Expenses:
Direct vehicle and operating	1,021	322	8	(2)	1,349	919	322	14	—	1,255
Depreciation of revenue earning vehicles and lease charges, net	447	112	128	—	687	524	100	119	—	743
Selling, general and administrative	118	62	9	76	265	101	55	8	59	223
Interest expense, net:
Vehicle	73	44	10	—	127	57	18	7	—	82
Non-vehicle	(35)	—	(4)	112	73	(22)	1	(2)	99	76
Total interest expense, net	38	44	6	112	200	35	19	5	99	158
Intangible asset impairments	—	—	—	—	—	86	—	—	—	86
Other (income) expense, net	(6)	(1)	—	(19)	(26)	—	4	—	—	4
Total expenses	1,618	539	151	167	2,475	1,665	500	146	158	2,469
Income (loss) before income taxes	$10	$50	$21	$(167)	(86)	$(146)	$43	$16	$(158)	(245)
Income tax (provision) benefit					23					87
Net income (loss)					$(63)					$(158)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Six Months Ended June 30, 2018					Six Months Ended June 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$3,054	$1,057	$341	$—	$4,452	$2,872	$955	$313	$—	$4,140
Expenses:
Direct vehicle and operating	1,947	622	17	(1)	2,585	1,780	589	19	(1)	2,387
Depreciation of revenue earning vehicles and lease charges, net	881	214	253	—	1,348	1,023	185	236	—	1,444
Selling, general and administrative	220	121	18	139	498	197	108	15	122	442
Interest expense, net:
Vehicle	137	64	20	—	221	105	34	14	—	153
Non-vehicle	(66)	(1)	(7)	220	146	(41)	1	(5)	181	136
Total interest expense, net	71	63	13	220	367	64	35	9	181	289
Intangible asset impairments	—	—	—	—	—	86	—	—	—	86
Other (income) expense, net	(7)	(1)	—	(21)	(29)	—	1	—	30	31
Total expenses	3,112	1,019	301	337	4,769	3,150	918	279	332	4,679
Income (loss) before income taxes	$(58)	$38	$40	$(337)	(317)	$(278)	$37	$34	$(332)	(539)
Income tax (provision) benefit					52					158
Net income (loss)					$(265)					$(381)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) AND INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Three Months Ended June 30, 2018					Three Months Ended June 30, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(63)					$(158)
Income tax provision (benefit)					(23)					(87)
Income (loss) before income taxes	$10	$50	$21	$(167)	(86)	$(146)	$43	$16	$(158)	(245)
Depreciation and amortization	488	120	131	4	743	573	108	121	4	806
Interest, net of interest income	38	44	6	112	200	35	19	5	99	158
Gross EBITDA	$536	$214	$158	$(51)	$857	$462	$170	$142	$(55)	$719
Revenue earning vehicle depreciation and lease charges, net	(447)	(112)	(128)	—	(687)	(524)	(100)	(119)	—	(743)
Vehicle debt interest	(73)	(44)	(10)	—	(127)	(57)	(18)	(7)	—	(82)
Vehicle debt-related charges(a)	5	3	1	—	9	4	2	1	—	7
Loss on extinguishment of vehicle related debt(b)	—	20	—	—	20	—	—	—	—	—
Corporate EBITDA	$21	$81	$21	$(51)	$72	$(115)	$54	$17	$(55)	$(99)
Non-cash stock-based employee compensation charges(c)	—	—	—	3	3	—	—	—	5	5
Restructuring and restructuring related charges(d)(e)	2	—	—	8	10	—	—	—	5	5
Impairment charges and asset write-downs(f)	—	—	—	—	—	86	—	—	—	86
Information technology and finance transformation costs(g)	—	—	—	29	29	—	—	—	20	20
Other items(h)	(5)	—	—	(16)	(21)	7	9	—	2	18
Adjusted Corporate EBITDA	$18	$81	$21	$(27)	$93	$(22)	$63	$17	$(23)	$35
Non-vehicle depreciation and amortization	(41)	(8)	(3)	(4)	(56)	(49)	(8)	(2)	(4)	(63)
Non-vehicle debt interest, net of interest income	35	—	4	(112)	(73)	22	(1)	2	(99)	(76)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	3	3
Loss on extinguishment of non-vehicle related debt(b)	—	—	—	—	—	—	—	—	8	8
Non-cash stock-based employee compensation charges(c)	—	—	—	(3)	(3)	—	—	—	(5)	(5)
Acquisition accounting(i)	13	1	1	—	15	12	2	2	—	16
Other(j)	(1)	—	1	(1)	(1)	—	—	—	—	—
Adjusted pre-tax income (loss)(k)	$24	$74	$24	$(143)	$(21)	$(37)	$56	$19	$(120)	$(82)
Income tax (provision) benefit on adjusted pre-tax income (loss)(l)					5					30
Adjusted net income (loss)					$(16)					$(52)
Weighted average number of diluted shares outstanding					84					83
Adjusted diluted earnings (loss) per share					$(0.19)					$(0.63)

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) AND INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Six Months Ended June 30, 2018					Six Months Ended June 30, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(265)					$(381)
Income tax provision (benefit)					(52)					(158)
Income (loss) before income taxes	$(58)	$38	$40	$(337)	$(317)	$(278)	$37	$34	$(332)	$(539)
Depreciation and amortization	965	231	257	8	1,461	1,115	201	242	6	1,564
Interest, net of interest income	71	63	13	220	367	64	35	9	181	289
Gross EBITDA	$978	$332	$310	$(109)	$1,511	$901	$273	$285	$(145)	$1,314
Revenue earning vehicle depreciation and lease charges, net	(881)	(214)	(253)	—	(1,348)	(1,023)	(185)	(236)	—	(1,444)
Vehicle debt interest	(137)	(64)	(20)	—	(221)	(105)	(34)	(14)	—	(153)
Vehicle debt-related charges(a)	12	5	2	—	19	8	4	2	—	14
Loss on extinguishment of vehicle related debt(b)	2	20	—	—	22	—	—	—	—	—
Corporate EBITDA	$(26)	$79	$39	$(109)	$(17)	$(219)	$58	$37	$(145)	$(269)
Non-cash stock-based employee compensation charges(c)	—	—	—	7	7	—	—	—	12	12
Restructuring and restructuring related charges(d)(e)	2	3	—	8	13	—	1	—	10	11
Impairment charges and asset write-downs(f)	—	—	—	—	—	86	—	—	30	116
Finance and information technology transformation costs(g)	—	—	—	51	51	—	—	—	39	39
Other items(h)	(6)	(1)	2	(16)	(21)	7	7	—	2	16
Adjusted Corporate EBITDA	$(30)	$81	$41	$(59)	$33	$(126)	$66	$37	$(52)	$(75)
Non-vehicle depreciation and amortization	(84)	(17)	(4)	(8)	(113)	(92)	(16)	(6)	(6)	(120)
Non-vehicle debt interest, net of interest income	66	1	7	(220)	(146)	41	(1)	5	(181)	(136)
Non-vehicle debt-related charges(a)	—	—	—	7	7	—	—	—	7	7
Loss on extinguishment of non-vehicle related debt(b)	—	—	—	—	—	—	—	—	8	8
Non-cash stock-based employee compensation charges(c)	—	—	—	(7)	(7)	—	—	—	(12)	(12)
Acquisition accounting(i)	24	4	3	(1)	30	25	3	3	—	31
Other(j)	—	—	—	(1)	(1)	—	—	—	2	2
Adjusted pre-tax income (loss)(e)(k)	$(24)	$69	$47	$(289)	$(197)	$(152)	$52	$39	$(234)	$(295)
Income tax (provision) benefit on adjusted pre-tax income (loss)(l)					49					109
Adjusted net income (loss)					$(148)					$(186)
Weighted average number of diluted shares outstanding					83					83
Adjusted diluted earnings (loss) per share					$(1.78)					$(2.24)

(a)	Primarily represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)

(b)
In 2018, primarily represents $20 million of early redemption premium and write-off of deferred financing costs associated with the full redemption of the 4.375% European Vehicle Senior Notes due January 2019 in April 2018. In 2017, represents $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of certain notes and a $2 million write-off of deferred financing costs associated with the termination of commitments under the Senior RCF.

(c)	Stock-based compensation expense is an adjustment for purposes of calculating Adjusted Corporate EBITDA but not for calculating adjusted pre-tax income (loss).

(d)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs, legal fees and other expenses related to the previously disclosed accounting review and investigation.

(e)	For the six months ended June 30, 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(f)	In 2017, represents a second quarter impairment of $86 million of the Dollar Thrifty tradename and a first quarter impairment of $30 million related to an equity method investment.

(g)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Represents miscellaneous or non-recurring items. In 2018, includes a $17 million gain on marketable securities and a $6 million legal settlement received in the second quarter related to an oil spill in the Gulf of Mexico in 2010. In 2017, includes first and second quarter adjustments, as applicable, to the carrying value of the Company's previous Brazil operations and second quarter charges of $6 million for labor-related matters and $5 million relating to PLPD as a result of a terrorist event.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(j)	Comprised of items that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating adjusted pre-tax income (loss) and rounding items.

(k)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2018	2017	2018	2017
Direct vehicle and operating	$(16)	$(21)	$(32)	$(37)
Selling, general and administrative	(38)	(33)	(63)	(62)
Interest expense, net:
Vehicle	(29)	(7)	(41)	(14)
Non-vehicle	(4)	(11)	(7)	(15)
Total interest expense, net	(33)	(18)	(48)	(29)
Intangible asset impairments	—	(86)	—	(86)
Other income (expense), net	22	(5)	23	(30)
Total adjustments	$(65)	$(163)	$(120)	$(244)

(l)	Derived utilizing a combined statutory rate of 25% and 37% for the periods ending June 30, 2018 and 2017, respectively, applied to the respective adjusted income (loss) before income taxes.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(5,321)	$(1,910)	$(379)	$(7,610)	$(4,520)	$(1,856)	$(333)	$(6,709)
Proceeds from disposal of revenue earning vehicles	2,353	1,205	96	3,654	2,658	1,069	108	3,835
Net revenue earning vehicles capital expenditures	(2,968)	(705)	(283)	(3,956)	(1,862)	(787)	(225)	(2,874)
Depreciation of revenue earning vehicles, net	881	172	253	1,306	1,023	151	236	1,410
Financing activity related to vehicles:
Borrowings	6,581	2,123	710	9,414	3,214	1,060	754	5,028
Payments	(4,725)	(1,471)	(633)	(6,829)	(2,333)	(607)	(725)	(3,665)
Restricted cash changes	169	22	(16)	175	33	56	(34)	55
Net financing activity related to vehicles	2,025	674	61	2,760	914	509	(5)	1,418
Fleet growth	$(62)	$141	$31	$110	$75	$(127)	$6	$(46)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

	Six Months Ended June 30,
(In millions)	2018	2017
Net cash provided by operating activities(a)	$942	$963
Net change in restricted cash and cash equivalents, vehicle(b)	175	55
Revenue earning vehicles expenditures	(7,610)	(6,709)
Proceeds from disposal of revenue earning vehicles	3,654	3,835
Capital asset expenditures, non-vehicle(a)	(80)	(84)
Proceeds from disposal of property and other equipment	8	11
Proceeds from issuance of vehicle debt	9,414	5,028
Repayments of vehicle debt	(6,829)	(3,665)
Adjusted free cash flow	$(326)	$(566)

(a)	In 2017, includes a $19 million error correction which decreased net cash provided by operating activities and capital asset expenditures, non-vehicle.

(b)	Amounts presented for the six months ended June 30, 2018 and 2017 exclude a $2 million and $3 million non-cash impact of foreign currency exchange rates, respectively.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of June 30, 2018			As of December 31, 2017
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$12,933	$4,431	$17,364	$10,431	$4,434	$14,865
Add:
Debt issue costs deducted from debt obligations	48	36	84	34	40	74
Less:
Cash and cash equivalents	—	685	685	—	1,072	1,072
Restricted cash	209	—	209	386	—	386
Net debt	$12,772	$3,782	$16,554	$10,079	$3,402	$13,481

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$1,628	$1,519			$3,054	$2,872
Ancillary retail vehicle sales revenue	(25)	(24)			(51)	(46)
Total rental revenue	$1,603	$1,495			$3,003	$2,826
Transaction days (in thousands)	38,747	36,233			72,949	68,545
Total RPD (in whole dollars)	$41.37	$41.26	—%		$41.17	$41.23	—%

Total Revenue Per Unit Per Month
Total rental revenue	$1,603	$1,495			$3,003	$2,826
Average vehicles	523,000	495,000			500,800	486,500
Total revenue per unit (in whole dollars)	$3,065	$3,020			$5,996	$5,809
Number of months in period	3	3			6	6
Total RPU per month (in whole dollars)	$1,022	$1,007	1%		$999	$968	3%

Vehicle Utilization
Transaction days (in thousands)	38,747	36,233			72,949	68,545
Average vehicles	523,000	495,000			500,800	486,500
Number of days in period	91	91			181	181
Available car days (in thousands)	47,593	45,045			90,645	88,057
Vehicle utilization(a)	81%	80%	100	bps	80%	78%	260	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$447	$524			$881	$1,023
Average vehicles	523,000	495,000			500,800	486,500
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$855	$1,059			$1,759	$2,103
Number of months in period	3	3			6	6
Net depreciation per unit per month (in whole dollars)	$285	$353	(19)%		$293	$351	(17)%

(a)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$589	$543			$1,057	$955
Foreign currency adjustment(a)	1	35			(11)	65
Total rental revenue	$590	$578			$1,046	$1,020
Transaction days (in thousands)	13,225	13,235			23,199	23,419
Total RPD (in whole dollars)	$44.61	$43.67	2%		$45.09	$43.55	4%

Total Revenue Per Unit Per Month
Total rental revenue	$590	$578			$1,046	$1,020
Average vehicles	187,300	186,100			168,000	168,300
Total revenue per unit (in whole dollars)	$3,150	$3,106			$6,226	$6,061
Number of months in period	3	3			6	6
Total RPU per month (in whole dollars)	$1,050	$1,035	1%		$1,038	$1,010	3%

Vehicle Utilization
Transaction days (in thousands)	13,225	13,235			23,199	23,419
Average vehicles	187,300	186,100			168,000	168,300
Number of days in period	91	91			181	181
Available car days (in thousands)	17,044	16,935			30,408	30,462
Vehicle utilization(b)	78%	78%	(60)	bps	76%	77%	(60)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$112	$100			$214	$185
Foreign currency adjustment(a)	—	7			(3)	14
Adjusted depreciation of revenue earning vehicles and lease charges, net	$112	$107			$211	$199
Average vehicles	187,300	186,100			168,000	168,300
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$598	$575			$1,256	$1,182
Number of months in period	3	3			6	6
Net depreciation per unit per month (in whole dollars)	$199	$192	4%		$209	$197	6%

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$2,217	$2,062			$4,111	$3,827
Ancillary retail vehicle sales revenue	(25)	(24)			(51)	(46)
Foreign currency adjustment(a)	1	35			(11)	65
Total rental revenue	$2,193	$2,073			$4,049	$3,846
Transaction days (in thousands)	51,972	49,468			96,148	91,964
Total RPD (in whole dollars)	$42.20	$41.91	1%		$42.11	$41.82	1%

Total Revenue Per Unit Per Month
Total rental revenue	$2,193	$2,073			$4,049	$3,846
Average vehicles	710,300	681,100			668,800	654,800
Total revenue per unit (in whole dollars)	$3,087	$3,044			$6,054	$5,874
Number of months in period	3	3			6	6
Total RPU per month (in whole dollars)	$1,029	$1,015	1%		$1,009	$979	3%

Vehicle Utilization
Transaction days (in thousands)	51,972	49,468			96,148	91,964
Average vehicles	710,300	681,100			668,800	654,800
Number of days in period	91	91			181	181
Available car days (in thousands)	64,637	61,980			121,053	118,519
Vehicle utilization(b)	80%	80%	60	bps	79%	78%	180	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$559	$624			$1,095	$1,208
Foreign currency adjustment(a)	—	7			(3)	14
Adjusted depreciation of revenue earning vehicles and lease charges, net	$559	$631			$1,092	$1,222
Average vehicles	710,300	681,100			668,800	654,800
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$787	$926			$1,633	$1,866
Number of months in period	3	3			6	6
Net depreciation per unit per month (in whole dollars)	$262	$309	(15)%		$272	$311	(13)%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous or non-recurring items. Adjusted pre-tax income (loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted diluted EPS is calculated as adjusted net income (loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other miscellaneous or non-recurring items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net non-vehicle debt is important to management and investors as it helps measure the Company's corporate leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net vehicle debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total net debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total net debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available car days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, net, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the average vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("T&M rate" or "T&M pricing")

Time and mileage pricing is calculated as total rental revenue less revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, divided by the total number of transaction days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total rental revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD," also referred to as "pricing")

Total RPD is calculated as total rental revenue divided by the total number of transaction days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total RPU is calculated as total rental revenue divided by the average vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days (also referred to as "volume")

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by available car days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.